Exhibit 99.1

NEWS RELEASE	Media Contact:	Investor Relations Contact:
FOR IMMEDIATE RELEASE	Andrew Samuel	Brent Smith
	717.724.2800	717.724.4666

TOWER BANCORP, INC. REPORTS SECOND QUARTER 2011 FINANCIAL RESULTS

2Q 2011 Diluted GAAP Net Income Per Share of $0.29

2Q 2011 Diluted Operating Income Per Share of $0.33

Net Interest Margin Remains Strong at 4.23%

Board of Directors Declares Cash Dividend Payable August 31, 2011

HIGHLIGHTS FROM THE SECOND QUARTER OF 2011

•

GAAP Net Income and Operating Income Growth: GAAP net income for the second quarter of 2011 equaled $3.5 million or $0.29 per diluted share in comparison to $218 thousand or $0.02 per diluted share for the first quarter of 2011. Operating (Non-GAAP) income totaled $4.1 million or $0.33 per diluted share for the second quarter of 2011 in comparison to $1.1 million or $0.10 per diluted share for the first quarter of 2011.

•	Net Interest Margin Growth: The net interest margin totaled 4.23% for the second quarter of 2011 compared to 4.21% for the first quarter of 2011 and 3.73% for the second quarter of 2010.

•	Decrease in Non-Interest Expense: Non-interest expense decreased $4.8 million or 17.5% to $22.8 million for the second quarter of 2011 compared to $27.6 million for the first quarter of 2011.

•

Continued Capital Strength: The ratios at June 30, 2011 of Total Capital to Risk-weighted Assets and Tier 1 Capital to Risk-weighted Assets continue to demonstrate the Company’s capital strength, equaling 13.53% and 12.17%, respectively. The ratio of tangible common equity to tangible assets (non-GAAP) equaled 9.27% at June 30, 2011.

Note Reconciliations of GAAP to Non-GAAP measures can be found in the tables located at the end of this release.

July 27, 2011 HARRISBURG, PA – Tower Bancorp, Inc. (NASDAQ: TOBC) (the “Company”), the parent company of Graystone Tower Bank (the “Bank”), reported net income available to shareholders of $3.5 million or $0.29 per diluted share for the second quarter of 2011, an increase of $2.3 million or $0.12 per diluted share over the same period in 2010 and an increase of $3.3 million or $0.27 per diluted share when compared to the first quarter of 2011. Net income for the second quarter of 2011 was negatively impacted by a net loss of approximately $1.2 million incurred by the Residential Mortgage Banking segment, which completed the wind down of the mortgage banking operations acquired as part of the First Chester County Corporation merger (“First Chester Merger”), and after-tax merger expenses related to the pending merger with Susquehanna Bancshares, Inc. (“Susquehanna”) of approximately $350 thousand. Included in results of the Residential Mortgage Banking segment are after-tax restructuring charges of $269 thousand incurred in relation to the wind down of the mortgage banking operations acquired as part of the First Chester Merger.

Operating (non-GAAP) income, that is net income recognized in accordance with Generally Accepted Accounting Principles (“GAAP”) adjusted for merger-related expenses, restructuring charges, and nonrecurring transactions, totaled $4.1 million or $0.33 per diluted share for the quarter ended June 30, 2011, an increase of $2.2 million or $0.06 per diluted share when compared to the quarter ended June 30, 2010. Operating (non-GAAP) income for the second quarter of 2011 increased $3.0 million or $0.23 per diluted share when compared to the first quarter of 2011.

Board of Directors Declares $0.14 per Share Dividend, Payable on August 31, 2011

Andrew Samuel, Chairman and CEO, also reported that the Board of Directors declared a quarterly cash dividend of $0.14 per share, payable on August 31, 2011 to shareholders of record at the close of business on August 15, 2011, commenting, “After careful consideration, the Board of Directors determined that this dividend was in the best interests of the Company and our shareholders given the existing economic, market and industry climate.”

Review of Balance Sheet, Credit Quality and Capital Position

Total assets at June 30, 2011 totaled $2.5 billion, representing a decrease of $89.4 million or 3.4% from March 31, 2011. Total gross loans held for investment remained relatively stable, decreasing $8.7 million or 0.42% from March 31, 2011 to June 30, 2011. The Company has experienced lower levels of loan originations than anticipated given the continued uncertain economic conditions and increased competition for high quality loans in the Company’s markets. Loans held for sale, representing agency-conforming residential mortgages originated for sale, decreased $24.9 million from March 31, 2011 to $15.7 million at June 30, 2011. This decrease is the direct result of the wind-down efforts related to the residential mortgage banking operations acquired through the First Chester Merger coupled with an overall decrease in residential mortgage loan demand due to the soft housing market.

The investment portfolio increased $1.2 million or 0.56% from March 31, 2011 to $209.2 million at June 30, 2011, which represents approximately 8.28% of the total assets. The investment portfolio has grown $106.5 million or 103.7% from December 31, 2010 to June 30, 2011. Following the First Chester Merger in the fourth quarter of 2010, the Company liquidated a majority of the investment holdings acquired from First Chester which were not consistent with the credit quality criteria and investment strategies of the Company. The increase during the first six months of 2011 is the direct result of completing the investment portfolio restructuring following the First Chester Merger. Consistent with the Company’s historic investment strategy, the investment portfolio consists mostly of agency CMO’s, Agency mortgage backed securities, agency securities, and highly rated general obligation municipal bonds. The investment portfolio contains unrealized net gains of $3.3 million as of June 30, 2011.

Total deposits decreased $80.7 million or 3.6% during the second quarter of 2011 to $2.1 billion. This decrease is mainly attributable to the strategic run-off of money market deposits and time deposits of $74.2 million and $21.2 million, respectively. These decreases were partially offset by $13.2 million in growth of interest checking accounts, which is the result of the Company’s strategy on generating low cost deposit accounts. The decreases in money market and time deposits were the result of management’s focus on lowering the cost of deposits through decreases in money market interest rates and allowing higher cost time deposits to mature without renewal. As of June 30, 2011, total non-reciprocal brokered deposits represented 6.6% of total deposits. The Company’s deposit mix continued to be weighted heavily in lower cost demand, savings and money market accounts, which comprised 61.7% and 62.1% of total deposits at June 30, 2011 and March 31, 2011, respectively. The average cost of deposits increased by 8 basis points from 0.80% for the quarter ended March 31, 2011 to 0.88% for the quarter ended June 30, 2011. At June 30, 2011, the Company had a weighted average cost of deposits of 1.01% exclusive of amortization from purchase accounting adjustments compared to 1.03% at March 31, 2011.

The provision for loan losses was $1.5 million during the second quarter of 2011 compared to $1.7 million for the first quarter of 2011 and $1.9 million for the second quarter of 2010. The allowance for loan losses at June 30, 2011 of $11.9 million is a decrease of $3.2 million from the balance at March 31, 2011. The change in the allowance for loan losses includes an increase due to the current quarter provision for loan losses of $1.5 million and a decrease of $4.7 million related to loan charge-offs. The largest portion of the loan charge-offs is attributed to a $4.3 million charge related to the estimated uncollectible portion of a $5.0 million commercial credit, of which $2.5 million was reserved as of March 31, 2011. As previously disclosed regarding this credit, the borrower had agreed to refinance the credit with additional collateral and cash flows from a newly formed entity, which agreement was contained within a plan of reorganization filed with the bankruptcy court in May 2011. However, the lead bank in this agreement withdrew from the financing arrangement in July 2011. Although the Company is continuing to negotiate with the borrower and other lenders to arrange for replacement secured financing, based upon its evaluation of the status of the bankruptcy proceedings and negotiations, the Company believed that it was appropriate to charge off $4.3 million related to this credit during the second quarter. The annualized rate of net charge-offs to average loans for the second quarter of 2011 and for the six months ended June 30, 2011 were 0.93%, and 0.51%, respectively.

During the second quarter of 2011, non-performing assets decreased $1.7 million in comparison to the first quarter of 2011. The main cause of this change is the $4.7 million charge-off of non-performing loans during the quarter partially offset by a $2.4 million increase in loans greater than ninety days past due and continuing to accrue interest. Acquired loans deemed to be impaired at the time of purchase in accordance with Accounting Standard Codification 310-30-30, previously known as Statement of Position (SOP) 03-3, “Accounting for Certain Loans Acquired in a Transfer,” have been recorded at their fair value based on anticipated future cash flows at the time of acquisition and are considered to be performing loans as the Company expects to fully collect the new carrying value (i.e. fair value) of the loans. For these loans acquired through the First Chester Merger, the Company recorded a reduction of $29.9 million to their carrying value to record them at fair value at the time of acquisition. As such, these loans have been excluded from non-performing assets for all periods discussed. Excluding non-accrual loans, total delinquencies equaled $22.5 million at June 30, 2011, a decrease of $4.0 million and $9.8 million when compared to March 31, 2011 and December 31, 2010, respectively.

The ratio of non-performing assets to total assets at June 30, 2011 was 1.64% in comparison to 1.65% at March 31, 2011. Although the second quarter allowance for loan loss to non performing loans of 31.38% is lower than the industry average, nearly half of the loan portfolio has been marked to market through purchase accounting within the past two years in connection with the First National Bank of Greencastle and First National Bank of Chester County acquisitions. When including general credit fair value adjustments recorded on the loan portfolio and the allowance for loan loss, the adjusted (non-GAAP) allowance for loan losses to non-performing loans is 78.51% at June 30, 2011.

GAAP requires that expected credit losses associated with loans obtained in an acquisition be reflected at fair value as of each respective acquisition date and prohibits the carryover of the acquired entity’s allowance for loan losses. Accordingly, the Company’s management believes that presentation of the adjusted (non-GAAP) allowance for loan losses, consisting of the allowance for loan losses plus the credit fair value adjustment on loans purchased in merger transactions, is useful for investors to understand the complete allowance that is recorded as a representation of future expected losses over the Company’s loan portfolio. The details of this calculation and reconciliation of GAAP and non-GAAP measures are provided in the Selected Financial Data tables found later in this release.

Income Statement Review

Net income for the second quarter of 2011 equaled $3.5 million or $0.29 per diluted share, which is an increase of $2.3 million or $0.12 per diluted share as compared to the second quarter of 2010. When compared to the second quarter of 2010, operating (non-GAAP) income, representing net income adjusted for merger expenses, restructuring charges and nonrecurring transactions, increased $2.2 million or $0.06 per diluted share for the second quarter 2011 to $4.1 million or $0.33 per diluted share. Operating (non-GAAP) income excludes $350 thousand in after-tax merger expenses and $269 thousand in after-tax restructuring charges for the second quarter of 2011.

When compared to the first quarter of 2011, net income increased $3.3 million or $0.27 per diluted share to $3.5 million or $0.29 per diluted share for the second quarter of 2011. Operating (non-GAAP) income, representing net income adjusted for merger expenses, restructuring charges and nonrecurring transactions, increased $3.0 million or $0.23 per diluted share for the second quarter 2011 to $4.1 million or $0.33 per diluted share when compared to the first quarter of 2011.

Net interest income for the second quarter of 2011 increased $11.4 million or 88.6% from $12.9 million for the second quarter of 2010 to $24.3 million for the second quarter of 2011. When compared to the second quarter of 2010, the net interest margin increased 50 basis points from 3.73% to 4.23%. Average investments increased $33.6 million and average loans increased $888.9 million, when compared to the second quarter of 2010, while the average rate received on interest earning assets decreased by 5 basis points. The average balance of interest-bearing liabilities for the second quarter of 2011 increased by $720.3 million but the effect on interest expense was partially offset by the reduction in the average rate paid by 55 basis points compared to the second quarter of 2010. Exclusive of the amortization of purchase accounting fair value adjustments, the second quarter 2011 yield on interest earning assets would have been 5.07%, the cost of interest bearing liabilities would have been 1.40%, and net interest margin would have been 3.86%. Net interest income decreased $70 thousand in the second quarter of 2011 when compared to the first quarter of 2011. The net interest margin for the second quarter of 2011 increased 2 basis points over first quarter of 2011.

Noninterest income was $4.9 million for the second quarter of 2011, which represents an increase of $2.5 million or 102.8% over the second quarter of 2010. These increases are mostly the result of additional revenue streams acquired through the First Chester Merger, which provided significant increases to gains on service charges on deposit accounts, sale of mortgage loans and fiduciary fees and brokerage commissions. Noninterest income decreased $454 thousand from $5.3 million to $4.9 million from the first quarter of 2011 to the second quarter of 2011. The decrease is mostly the result of the continued wind down and restructuring of the mortgage operations acquired from the First Chester Merger, which contributed $340 thousand more in gain on sale of mortgage loans in the first quarter of 2011 compared to the second quarter of 2011.

When comparing the second quarter of 2011 to the first quarter of 2011, non-interest expenses decreased $4.8 million or 17.5%, as the Company realized cost savings related to mortgage banking segment restructuring and further incremental savings resulting from the First Chester Merger. Noninterest expense increased $11.0 million or 94.4% to $22.7 million for the second quarter of 2011 from $11.7 million for the second quarter of 2010. The Company experienced increases in all categories of non-interest expense, which are directly related to the First Chester Merger and expenses related to operating a significantly larger organization in 2011 as compared to 2010.

Income tax expense for the second quarter of 2011 was $1.5 million, which resulted in an effective tax rate of 29.9%, which is a one basis point decrease from the same period of 2010.

Residential Mortgage Segment

As previously disclosed, the Company had initiated a plan during the fourth quarter of 2010 to wind down and restructure the mortgage operations acquired in the First Chester Merger, which generated residential mortgage loans for the purpose of selling those loans to the secondary market. The Company completed the wind down and restructuring during the second quarter of 2011. For the second quarter of 2011, the Residential Mortgage Segment incurred a net loss of $1.2 million representing a $2.0 million decrease in the loss incurred when compared to the net loss of $3.2 million for the first quarter of 2011. As a result of the wind down and restructuring activities, the Segment incurred noninterest expense for the second quarter of 2011 of $3.1 million, a $3.4 million decrease as compared to the first quarter of 2011. The performance of this operating segment is subject to volatility in earnings due to fluctuations in the demand for residential mortgage loans. While the Company anticipates the financial performance of the Residential Mortgage Segment to improve, such improvements are limited by the current economic difficulties and could be further limited by legislative and regulatory developments affecting the mortgage industry.

Merger with Susquehanna Bancshares, Inc.

On June 20, 2011, the Company announced the signing of a definitive agreement with Susquehanna Bancshares, Inc. (“Susquehanna”) pursuant to which the Company will be acquired in a stock and cash transaction valued at approximately $343.0 million at the time of announcement. Under the terms of the merger agreement, the Company’s shareholders will have the option of receiving either 3.4696 shares of Susquehanna common stock or $28.00 in cash for each share of Tower common stock, with $88.0 million of the total consideration being paid in cash. The final transaction value will be determined at the closing of the acquisition based on the stock price of Susquehanna at that time. The merger is subject to shareholder and regulatory approvals and other customary closing conditions.

Andrew Samuel, Chairman and CEO of the Company stated, “We are excited about the upcoming merger with Susquehanna, which we anticipate closing in the first quarter of 2012. We believe that the combined organization will provide strength, size, and stability that will benefit all of our constituencies.”

Supplemental Information – Explanation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with GAAP. These measures include tangible assets, tangible common equity, operating income and performance and capital ratios derived from the foregoing. Tangible assets and tangible common equity are derived by reducing the balance of assets and equity, respectively, by the amount of GAAP reported goodwill and other intangible assets. Operating income is calculated by adjusting net income available to common shareholders for merger-related expenses and other nonrecurring transactions that occurred during the period presented, since such expenses are considered by management to be “non-operating” in nature. The Company calculates the return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from the calculation of return on average equity. The Company believes the presentation of these non-GAAP financial measures provide useful supplemental information that is essential to an investor’s proper understanding of the operating results of the Company’s core businesses. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These non-GAAP disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP measures are included as tables at the end of this release.

About Tower Bancorp, Inc.

Tower Bancorp, Inc. is the parent company of Graystone Tower Bank, a full-service community bank operating 47 branch offices in central and southeastern Pennsylvania and Maryland through three divisions, Graystone Bank, Tower Bank, and 1N Bank. With total assets of approximately $2.5 billion, Tower Bancorp’s unparalleled competitive advantage is its employees and a strong corporate culture paired with a clear vision that provides customers with uncompromising service and individualized solutions to every financial need. Tower Bancorp’s common stock is listed on the NASDAQ Global Select Market under the symbol “TOBC.” More information about Tower Bancorp and its divisions can be found on the internet at www.yourtowerbank.com, www.graystonebank.com, 1nbank.com and www.towerbancorp.com.

Safe Harbor for Forward-Looking Statements

This document contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, which are based on the Company’s current expectations, estimates and projections about future events. This includes statements regarding the future performance of Susquehanna, the timing of the merger transaction, the business plans and integration efforts once the transaction is complete, and the impact of the transaction and the anticipated closing of Susquehanna’s acquisition of Abington Bancorp, Inc., including specifically the impact of the Tower transaction, on Susquehanna’s earnings, market share and capital position. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties, such as whether the merger will be approved by the shareholders of Susquehanna and the Company or by regulatory authorities, whether each of the other conditions to closing set forth in the merger agreement will be met, Susquehanna’s ability to integrate the Company as planned and the general effects of financial, economic, regulatory and political conditions affecting the banking and financial services industries. Accordingly, actual results may differ materially. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For additional factors that may affect future results, please see filings made by Susquehanna and the Company with the Securities and Exchange Commission (“SEC”), including their Annual Reports on Form 10-K for the year ended December 31, 2010, and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2011.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger of the Company and Susquehanna (the “Merger”), Susquehanna will file a registration statement on Form S-4 with the SEC. The registration statement will include the joint proxy statement for Susquehanna and the Company, which will also constitute a prospectus of Susquehanna. This joint proxy statement/prospectus will be mailed to the shareholders of Susquehanna and the Company. Investors and security holders of Susquehanna and the Company are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about the Company, Susquehanna and the Merger. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Susquehanna or the Company with the SEC, may be obtained free of charge at the SEC’s Web site at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by contacting Brent Smith, Tower Bancorp, Inc., 112 Market Street, Harrisburg, PA 17101, telephone: 717-724-4666 or from Tower’s web site at http://www.towerbancorp.com. Investors and security holders may obtain free copies of the documents filed with the SEC by Susquehanna by contacting Abram G. Koser, Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, PA 17543, telephone: 717-626-4721 or from Susquehanna’s web site at http://www.susquehanna.net.

Susquehanna, the Company and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from shareholders of Susquehanna and the Company in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of Susquehanna and the Company in connection with the proposed Merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about the executive officers and directors of Susquehanna in its Annual Report on Form 10-K for the year ended December 31, 2010 and in its joint proxy statement/prospectus filed with the SEC on March 18, 2011. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2010 and in its definitive proxy statement filed with the SEC on April 8, 2011.

Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

Selected Financial Highlights

The financial information contained on the following pages provides more detail on the Company’s performance for the quarter-ended and six months ended June 30, 2011 as compared to the quarter-ended March 31, 2011, and the quarter-ended and six months ended June 30, 2010. Additionally, the following pages provide detail on the Company’s financial condition as of June 30, 2011 as compared to December 31, 2010. Persons seeking additional information should refer to the Company’s periodic reports as filed with the Securities and Exchange Commission (SEC).

Tower Bancorp, Inc. and Subsidiary

Consolidated Balance Sheets

June 30, 2011, March 31, 2011, December 31, 2010 and June 30, 2010

(Amounts in thousands, except share data)

	June 30, 2011	March 31, 2011	December 31, 2010	June 30, 2010
	(unaudited)	(unaudited)		(unaudited)
Assets
Cash and due from banks	$77,734	$111,326	$219,741	$57,124
Federal funds sold	17,738	37,038	28,738	14,303

Cash and cash equivalents	95,472	148,364	248,479	71,427
Securities available for sale	209,209	208,054	102,695	190,895
Restricted investments	13,283	13,971	14,696	6,254
Loans held for sale	15,664	40,565	147,281	14,725
Loans, net of allowance for loan losses of $11,869, $15,116, $14,053 and $11,619	2,027,998	2,033,456	2,058,191	1,204,716
Premises and equipment, net	54,235	55,753	56,388	29,163
Accrued interest receivable	7,150	7,346	7,856	5,320
Deferred tax asset, net	15,401	20,283	19,526	1,128
Bank owned life insurance	40,466	40,074	39,670	37,340
Goodwill	17,996	18,041	16,750	11,935
Other intangible assets, net	6,697	7,060	7,493	3,031
Other real estate owned	3,520	3,477	4,647	799
Other assets	19,565	19,570	23,617	11,346

Total assets	$2,526,656	$2,616,014	$2,747,289	$1,588,079

Liabilities and equity
Liabilities
Deposits:
Non-interest bearing	$304,541	$301,042	$301,210	$120,206
Interest bearing	1,842,659	1,926,887	1,998,688	1,202,136

Total deposits	2,147,200	2,227,929	2,299,898	1,322,342
Securities sold under agreements to repurchase	7,161	9,728	6,605	5,055
Short-term borrowings	43	5,041	55,039	10,285
Long-term debt	87,856	87,816	87,800	72,476
Accrued interest payable	1,713	1,761	1,950	1,083
Other liabilities	25,633	28,952	38,111	11,475

Total liabilities	2,269,606	2,361,227	2,489,403	1,422,716

Equity
Common stock, no par value; 50,000,000 shares authorized; 12,110,545 issued and 12,007,187 outstanding at June 30, 2011, 12,090,859 issued and 11,987,501 outstanding at March 31, 2011, 12,074,757 issued and 11,971,399 outstanding at December 31, 2010 and 7,243,585 issued and 7,140,227 outstanding at June 30, 2010.	—	—	—	—
Additional paid-in capital	272,454	271,751	271,350	172,925
Accumulated deficit	(13,852)	(14,003)	(10,868)	(4,934)
Accumulated other comprehensive income	2,155	291	251	1,445
Less: cost of treasury stock, 103,358 at June 30, 2011, March 31, 2011, December 31, 2010, and June 30, 2010	(4,093)	(4,093)	(4,093)	(4,093)

Total stockholders’ equity	256,664	253,946	256,640	165,343
Noncontrolling interests	386	841	1,246	20

Total equity	257,050	254,787	257,886	165,363

Total liabilities and equity	$2,526,656	$2,616,014	$2,747,289	$1,588,079

Tower Bancorp, Inc. and Subsidiary

Consolidated Statements of Operations

Three Months Ended June 30, 2011, March 31, 2011 and June 30, 2010 and Six Months Ended June 30, 2011 and 2010

(Amounts in thousands, except share data)

	For the Three Months Ended			For the Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income
Loans, including fees	$28,979	$29,199	$17,274	$58,178	$33,780
Securities	1,389	973	1,167	2,362	2,203
Federal funds sold and other	41	97	41	138	74

Total interest income	30,409	30,269	18,482	60,678	36,057
Interest expense
Deposits	4,800	4,516	4,544	9,316	9,153
Short-term borrowings	65	189	212	254	305
Long-term debt	1,210	1,160	823	2,370	1,647

Total interest expense	6,075	5,865	5,579	11,940	11,105

Net interest income	24,334	24,404	12,903	48,738	24,952
Provision for loan losses	1,500	1,650	1,900	3,150	3,350

Net interest income after provision for loan losses	22,834	22,754	11,003	45,588	21,602
Noninterest income
Service charges on deposit accounts	1,128	1,109	805	2,237	1,545
Fiduciary fees and brokerage commissions	1,066	897	101	1,963	138
Other service charges, commissions and fees	950	904	581	1,854	1,070
Gain on sale of mortgage loans originated for sale	1,128	1,468	321	2,596	594
Impairment losses on securities available for sale	(63)	—	(68)	(63)	(68)
Income from bank owned life insurance	387	409	442	796	734
Other income	262	525	214	787	358

Total noninterest income	4,858	5,312	2,396	10,170	4,371
Noninterest expenses
Salaries and employee benefits	11,297	13,110	5,315	24,407	10,385
Occupancy and equipment	3,952	4,370	1,735	8,322	3,431
Amortization of intangible assets	344	406	159	750	336
FDIC insurance premiums	764	894	538	1,658	936
Advertising and promotion	697	565	374	1,262	509
Data processing	1,096	1,155	643	2,251	1,154
Communication	364	715	295	1,079	493
Professional service fees	961	1,201	371	2,162	812
Impairment on fixed assets	—	—	920	—	920
Other operating expenses	2,332	3,757	1,284	6,089	2,352
Restructuring charges	414	1,160	—	1,574	—
Merger related expenses	538	247	76	785	187

Total noninterest expenses	22,759	27,580	11,710	50,339	21,515

Income before income taxes	4,933	486	1,689	5,419	4,458

Income tax expense	1,476	146	508	1,622	1,372

Income	3,457	340	1,181	3,797	3,086
Less: income from noncontrolling interest	(53)	122	4	69	4

Net income	$3,510	$218	$1,177	$3,728	$3,082

Per share data
Net income per shares
Basic	$0.29	$0.02	$0.17	$0.31	$0.43
Diluted	$0.29	$0.02	$0.17	$0.31	$0.43
Dividends declared	$0.28	$0.28	$0.28	$0.56	$0.56

Weighted average common shares outstanding
Basic	11,996,283	11,975,795	7,133,681	11,986,039	7,129,491
Diluted	11,999,772	11,980,802	7,137,256	11,990,287	7,133,819

Tower Bancorp, Inc. and Subsidiary

Yields on Average Interest-Earning Assets and Interest-Bearing Liabilities

Three months ended June 30, 2011 and 2010

(Amounts in thousands, except for rate data)

	For the Three Months Ended June 30,
	2011			2010
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

Interest-earning assets:
Federal funds sold and other (3)	$14,444	$11	0.31%	$18,738	$41	0.88%
Investment securities (1)	223,984	1,480	2.65%	190,417	1,219	2.57%
Loans	2,072,405	28,979	5.61%	1,183,489	17,274	5.85%

Total interest-earning assets	2,310,833	30,470	5.29%	1,392,644	18,534	5.34%

Other assets	257,706			159,519

Total assets	$2,568,539			$1,552,163

Interest-bearing liabilities:
Interest-bearing non-maturity deposits	$1,030,828	1,460	0.57%	$753,088	2,212	1.18%
Time deposits	852,261	3,340	1.57%	418,126	2,332	2.24%
Borrowings	96,519	1,275	5.30%	88,103	1,035	4.71%

Total interest-bearing liabilities	1,979,608	6,075	1.23%	1,259,317	5,579	1.78%

Demand deposits	307,705			114,608
Other liabilities	25,640			12,979
Equity	255,586			165,259

Total liabilities and equity	$2,568,539			$1,552,163

Net interest spread			4.06%			3.56%
Net interest income and interest rate margin FTE		24,395	4.23%		12,955	3.73%

Tax equivalent adjustment		(91)			(52)

Net interest income		24,304			12,903

Ratio of average interest-earning assets to average interest-bearing liabilities	116.7%			110.6%

(1)	The average yields for investment securities available for sale are reported on a fully taxable-equivalent basis at a rate of 35% for 2011 and 34% for 2010.
(2)	Average loan balances include non-accrual loans.
(3)	Amounts exclude cash balances held at the Federal Reserve and any interest earned thereon.

Tower Bancorp, Inc. and Subsidiary

Yields on Average Interest-Earning Assets and Interest-Bearing Liabilities

For the Six Months Ended June 30, 2011 and 2010

(Amounts in thousands, except for rate data)

	For the Six Months Ended June 30,
	2011			2010
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

Interest-earning assets:
Federal funds sold and other (3)	$20,691	$30	0.29%	$21,641	$74	0.69%
Investment securities (1)	194,137	2,533	2.63%	183,806	2,287	2.51%
Loans	2,114,581	58,178	5.55%	1,167,322	33,780	5.84%

Total interest-earning assets	2,329,409	60,741	5.26%	1,372,769	36,141	5.31%

Other assets	302,413			156,799

Total assets	$2,631,822			$1,529,568

Interest-bearing liabilities:
Interest-bearing non-maturity deposits	$1,061,841	2,939	0.56%	$725,658	4,332	1.20%
Time deposits	853,872	6,377	1.51%	426,857	4,821	2.28%
Borrowings	103,491	2,624	5.11%	85,603	1,952	4.60%

Total interest-bearing liabilities	2,019,204	11,940	1.19%	1,238,118	11,105	1.81%

Demand deposits	318,960			113,297
Other liabilities	38,392			13,492
Equity	255,266			164,661

Total liabilities and equity	$2,631,822			$1,529,568

Net interest spread			4.07%			3.50%
Net interest income and interest rate margin FTE		48,801	4.22%		$25,036	3.68%

Tax equivalent adjustment		(171)			(84)

Net interest income		$48,630			$24,952

Ratio of average interest-earning assets to average interest-bearing liabilities	115.4%			110.9%

(1)	The average yields for investment securities available for sale are reported on a fully taxable-equivalent basis at a rate of 35% for 2011 and 34% for 2010.
(2)	Average loan balances include non-accrual loans.
(3)	Amounts exclude cash balances held at the Federal Reserve and any interest earned thereon.

Tower Bancorp, Inc. and Subsidiary

Selected Financial Information

(Dollars in thousands, except share data and ratios)

(Unaudited)

	June 30, 2011	March 31, 2011	December 31, 2010	June 30, 2010
Selected Balance Sheet Data:
Loans held for investment	$2,039,867	$2,048,572	$2,072,244	$1,216,335
Loans held for sale	15,664	40,565	147,281	14,725

Allowance for loans losses	$11,869	$15,116	$14,053	$11,619
Credit quality adjustment on loans purchased (1)	17,828	19,404	21,693	1,676

Adjusted (Non-GAAP) allowance for loan losses (9)	$29,697	$34,520	$35,746	$13,295

Total assets	$2,526,656	$2,616,014	$2,747,289	$1,588,079
Total deposits	2,147,200	2,227,929	2,299,898	1,322,342
Total borrowings and securities sold under agreements to repurchase	95,060	102,585	149,444	87,816
Total stockholders’ equity	256,664	253,946	256,640	165,343
Goodwill and other intangible assets	24,693	25,101	24,243	14,966
Tangible equity – Non-GAAP (9)	231,971	228,845	232,397	150,377
Tangible assets – Non-GAAP (9)	2,501,963	2,590,913	2,723,046	1,573,113

Shares outstanding at period end	12,007,187	11,987,501	11,971,399	7,140,227

	For the Three Months Ended			For the Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Selected Income Statement Data:
Interest income	$30,409	$30,269	$18,482	$60,678	$36,057
Interest expense	6,075	5,865	5,579	11,940	11,105

Net interest income	24,334	24,404	12,903	48,738	24,952
Provision for loan losses	1,500	1,650	1,900	3,150	3,350
Noninterest income	4,858	5,312	2,396	10,170	4,371
Noninterest expense	22,759	27,580	11,710	50,339	21,515

Net income before income taxes	4,933	486	1,689	5,419	4,458
Income tax expense	1,476	146	508	1,622	1,372
Less: Income from non-controlling interest	(53)	122	4	69	4

Net income	$3,510	$218	$1,177	$3,728	$3,082

Operating Income – Non-GAAP (9)	$4,129	$1,133	$1,897	$5,261	$3,913

Per Share Data:
Weighted average shares outstanding – basic	11,996,283	11,975,795	7,133,681	11,986,039	7,129,491
Weighted average shares outstanding – diluted	11,999,772	11,980,802	7,137,256	11,990,287	7,133,819
Book value per share	$21.38	$21.18	$23.16	$21.38	$23.16
Tangible book value per share – Non-GAAP (9)	$19.32	$19.09	$21.06	$19.32	$21.06
Basic earnings per share	$0.29	$0.02	$0.17	$0.31	$0.43
Diluted earnings per share	$0.29	$0.02	$0.17	$0.31	$0.43

Diluted operating income per share – Non-GAAP (9)	$0.33	$0.10	$0.27	$0.44	$0.55

	For the Three Months Ended			For the Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Performance Ratios:
Return on average assets	0.55%	0.03%	0.30%	0.29%	0.41%
Return on average equity	5.51%	0.35%	2.86%	2.95%	3.77%
Return on average tangible equity (Non-GAAP) (9)	6.70%	1.10%	3.57%	3.92%	4.61%
Net interest margin	4.23%	4.21%	3.73%	4.22%	3.68%
Efficiency ratio (2)	77.96%	92.81%	76.54%	85.45%	73.37%
Non-interest income to average assets	0.76%	0.80%	0.62%	0.78%	0.58%
Non-interest expenses to average assets	3.55%	4.15%	3.03%	3.86%	2.84%

Operating Performance Ratios (Non-GAAP) (9):
Return on average assets	0.64%	0.17%	0.49%	0.40%	0.52%
Return on average equity	6.48%	1.80%	4.60%	4.16%	4.79%
Return on average tangible equity (Non-GAAP)	7.77%	2.71%	5.49%	5.26%	3.57%
Net interest margin	4.23%	4.21%	3.73%	4.22%	3.68%
Efficiency ratio (2)	75.84%	89.73%	71.83%	82.85%	70.54%
Noninterest income to average assets	0.76%	0.80%	0.62%	0.78%	0.58%
Noninterest expenses to average assets	3.41%	3.94%	2.77%	3.68%	2.69%

	June 30, 2011	March 31, 2011	December 31, 2010	June 30, 2010
Asset Quality Ratios:
Allowance for loan losses to total loans (6)	0.59%	0.75%	0.64%	0.95%
Adjusted (Non-GAAP) allowance for loan losses to total loans (6) (8)	1.49%	1.69%	1.66%	1.09%
Non-accrual loans to total loans (6) (7)	1.68%	1.86%	0.82%	0.82%
Net charge-offs to average loans (3)	0.92%	0.11%	0.71%	0.40%
Non-performing assets to total assets (4)	1.64%	1.65%	0.87%	0.83%
Non-performing loans to total loans (5) (6)	1.89%	1.95%	0.89%	1.01%
Allowance for loan losses to non-performing loans (5)	31.38%	38.17%	73.40%	93.51%
Adjusted (Non-GAAP) allowance for loan losses to non-performing loans (5) (8)	78.51%	86.61%	186.69%	106.99%

Capital Ratios:
Total capital (to risk-weighted assets)	13.53%	13.38%	13.24%	14.49%
Tier 1 capital (to risk-weighted assets)	12.17%	11.91%	11.83%	12.00%
Tier 1 capital (to average assets)	9.65%	9.14%	13.45%	9.69%
Tangible equity to tangible assets – Non-GAAP (9)	9.27%	8.83%	8.53%	9.56%

(1)	The credit fair value adjustment relates to the risk of credit loss related to the non-impaired portfolio of purchased loans acquired through the merger between Tower Bancorp. Inc. and Graystone Financial Corp and loans acquired through the acquisition of First Chester County Corporation. It does not include the credit fair value adjustment of purchased impaired loans accounted for under ASC 310-30 (Statement of Position (SOP) 03-3).
(2)	Efficiency ratio is calculated as total noninterest expense divided by the total of net interest income and noninterest income.
(3)	Calculated as the annualized net loans charged off during the quarter ended divided by the average loans outstanding for the same quarter.
(4)	Non-performing assets equals the sum of non-accrual loans, loans past due 90 days or greater that are still accruing, and other real estate owned. Purchased impaired loans accounted for under ASC 310-30 are excluded from non-performing assets.
(5)	Non-performing loans equals the sum of non-accrual loans and loans past due 90 days or greater that are still accruing. Purchased impaired loans accounted for under ASC 310-30 are excluded from non-performing loans.
(6)	Total loans excludes purchased impaired loans accounted for under ASC 310-30 acquired as part of mergers and acquisitions. The total balance of these loans, net of fair value mark, is $58.0 million as of June 31, 2011, $61.8 million as of March 31, 2011, $61.6 million as of December 31, 2010, and $6.3 million as of June 31, 2010.
(7)	Non-accrual loans equals the sum of loans that have been placed on non-accrual status. Purchased impaired loans accounted for under ASC 310-30 are excluded from non-accrual loans.
(8)	Adjusted (Non-GAAP) allowance for loan losses includes the allowance for loan loss and the credit fair value adjustment to the risk of credit loss related to the non-impaired portfolio of purchased loans acquired through mergers and acquisitions.
(9)	This measure is considered to be a Non-GAAP measure. See the reconciliation of GAAP to Non-GAAP measures in the tables at the end of this release.

Tower Bancorp, Inc. and Subsidiary

Loan and Deposit Detail

(Dollars in thousands)

	June 30, 2011	March 31, 2011	December 31, 2010*	June 30, 2010
	(Unaudited)	(Unaudited)		(Unaudited)
Loan detail:
Commercial:
Industrial	$1,048,996	$1,056,712	$1,073,666	$629,520
Real estate	304,025	302,392	305,423	169,185
Construction	195,741	193,707	183,729	138,211
Consumer:
Home equity	167,306	158,633	163,905	61,014
Other	63,421	69,479	65,305	34,009
Residential mortgage	260,099	267,500	280,154	184,474

Total loans	2,039,588	2,048,423	2,072,182	1,216,413
Deferred costs (fees)	280	149	62	(78)
Allowance for loan losses	(11,869)	(15,116)	(14,053)	(11,619)

Net loans	$2,027,999	$2,033,456	$2,058,191	$1,204,716

	June 30, 2011	March 31, 2011	December 31, 2010	June 30, 2010
	(Unaudited)	(Unaudited)		(Unaudited)
Deposit detail:
Noninterest bearing transaction accounts	$304,541	$301,042	$301,210	$120,206
Interest checking accounts	332,621	319,363	305,701	119,059
Money market accounts	526,025	600,244	651,760	591,256
Savings accounts	161,481	163,595	160,305	78,904
Time deposits	822,532	843,685	880,922	412,917

Total deposits	$2,147,200	$2,227,929	$2,299,898	$1,322,342

*	Amounts have been reclassified in order to be comparable to the amounts disclosed as of June 30, 2011 and March 31, 2011

Tower Bancorp, Inc. and Subsidiary

Non-Performing Assets Detail

(Dollars in thousands)

	June 30, 2011	March 31, 2011	December 31, 2010	June 30, 2010
	(Unaudited)	(Unaudited)		(Unaudited)
Non-accrual loans
Commercial:
Industrial	$24,172	$20,675	$6,320	$2,554
Real estate	2,191	2,169	2,426	487
Construction	2,524	9,816	6,011	5,370
Consumer:
Home equity	218	272	115	—
Other	370	384	66	123
Residential mortgage	4,050	4,357	2,784	1,504

Total non-accrual loans	33,525	37,673	17,722	10,038
Accruing loans greater than 90 days past due
Commercial:
Industrial	2,781	—	—	—
Real estate	—	—	5	—
Construction	—	—	—	—
Consumer:
Home equity	89	403	351	432
Other	183	458	251	37
Residential mortgage	1,250	1,072	818	1,919

Total accruing loans greater than 90 days past due	4,303	1,933	1,425	2,388
Non-performing loans	37,828	39,606	19,147	12,426

Other real estate owned	3,520	3,477	4,647	799

Non-performing assets	$41,348	$43,083	$23,794	$13,225

	June 30, 2011	March 31, 2011	December 31, 2010	June 30, 2010
	(Unaudited)	(Unaudited)		(Unaudited)
Accruing loans 30 to 89 days past due	$18,219	$24,563	$30,865	$14,109
Accruing loans greater than 90 days past due	4,303	1,933	1,425	2,388
Non-accrual loans	33,525	37,673	17,722	10,038

Total delinquencies	$56,047	$64,169	$50,012	$26,535

Tower Bancorp, Inc. and Subsidiary

Allowance for Loan Losses Quarterly Rollforward

(Dollars in thousands)

	June 30, 2011	March 31, 2011	December 31, 2010	June 30, 2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance, beginning of quarter	$15,116	$14,053	$12,717	$10,892
Provision for loan losses	1,500	1,650	4,100	1,900
Charge-offs
Commercial:
Industrial	(409)	(446)	(1,460)	(608)
Real estate	—	(8)	(574)	(245)
Construction	(4,250)	—	(431)	—
Consumer:
Home equity	—	—	(55)	(200)
Other	(38)	(98)	—	(147)
Residential mortgage	(81)	(177)	(255)	—

Total charge-offs	(4,778)	(729)	(2,775)	(1,200)

Recoveries
Commercial:
Industrial	14	20	7	26
Real estate	—	120	—	—
Construction	—	—	—	1
Consumer:
Home equity	8	—	—	—
Other	9	2	3	—
Residential mortgage	—	—	1	—

Total recoveries	31	142	11	27

Net charge-offs	(4,747)	(587)	(2,764)	(1,173)

Balance, end of quarter	$11,869	$15,116	$14,053	$11,619

Tower Bancorp, Inc. and Subsidiary

Condensed Statement of Operations by Segment

(Dollars in thousands)

(Unaudited)

	Three Months Ended June, 30, 2011
	Banking Segment	Residential Mortgage Segment	Elimination	Total
Interest income	$30,328	$202	$(121)	$30,409
Interest expense	6,075	121	(121)	6,075

Net interest income	24,253	81	—	24,334
Provision for loan losses	1,500	—	—	1,500
Noninterest income	3,719	1,139	—	4,858
Noninterest expense	19,017	2,790	—	21,807
Merger related expenses and restructuring charges	597	355	—	952

Net income (loss) before income taxes	6,858	(1,925)	—	4,933
Income tax expense (benefit)	2,150	(674)		1,476

Net income (loss) including noncontrolling interest	4,708	(1,251)	—	3,457
Less: Income from non-controlling interest	—	(53)	—	(53)

Net income (loss)	$4,708	$(1,198)	$—	$3,510

	Six Months Ended June, 30, 2011
	Banking Segment	Residential Mortgage Segment	Elimination	Total
Interest income	$60,311	$902	$(535)	$60,678
Interest expense	11,940	535	(535)	11,940

Net interest income	48,371	367	—	48,738
Provision for loan losses	3,150	—	—	3,150
Noninterest income	7,559	2,611	—	10,170
Noninterest expense	38,982	8,999	—	47,981
Merger related expenses and restructuring charges	1,670	688	—	2,358

Net income (loss) before income taxes	12,128	(6,709)	—	5,419
Income tax expense (benefit)	3,986	(2,364)	—	1,622

Net income (loss) including noncontrolling interest	8,142	(4,345)	—	3,797
Less: Income from non-controlling interest	4	65	—	69

Net income (loss)	$8,138	$(4,410)	$—	$3,728

Tower Bancorp, Inc. and Subsidiary

Reconciliation of GAAP to Non-GAAP Measures

(Dollars in thousands, except share data and ratios)

(Unaudited)

	June 30, 2011	March 31, 2011	December 31, 2010	June 30, 2010
Reconciliation of Non-GAAP Balance Sheet Data:
Total assets – GAAP	$2,526,656	$2,616,014	$2,747,289	$1,588,079
Less: Goodwill and other intangible assets	24,693	25,101	24,243	14,966

Total tangible assets – Non-GAAP	$2,501,963	$2,590,913	$2,723,046	$1,573,113

Total Stockholders’ equity – GAAP	$256,664	$253,946	$256,640	$165,343
Less: Goodwill and other intangible assets	24,693	25,101	24,243	14,966

Tangible equity – Non-GAAP	$231,971	$228,845	$232,397	$150,377

	For the Three Months Ended			For the Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Reconciliation of Non-GAAP Income Statement Data:
Net income – GAAP	$3,510	$218	$1,177	$3,728	$3,082
Plus: Merger related expenses	538	247	76	785	187
Plus: Restructuring charges	414	1,160	—	1,574	—
Plus: Impairment of fixed assets	—	—	920	—	920
Less: Tax effect of adjustments	(333)	(492)	(276)	(826)	(276)

Operating income – Non-GAAP	$4,129	$1,133	$1,897	$5,261	$3,913

Per Share Data:
Book value per share – GAAP	$21.38	$21.18	$23.16	$21.38	$23.16
Per share effect of intangible assets	(2.06)	(2.09)	(2.10)	(2.06)	(2.10)

Tangible book value per share – Non-GAAP	$19.32	$19.09	$21.06	$19.32	$21.06

Diluted earnings per share – GAAP	$0.29	$0.02	$0.17	$0.31	$0.43
Plus: Per share impact of merger related expenses	0.04	0.02	0.01	0.07	0.03
Plus: Per share impact of restructuring charges	0.03	0.10	—	0.13	—
Plus: Per share impact of impairment on fixed assets	—	—	0.13	—	0.13
Less: Per share impact of tax effect of adjustments	(0.03)	(0.04)	(0.04)	(0.07)	(0.04)

Diluted operating income per share – Non-GAAP	$0.33	$0.10	$0.27	$0.44	$0.55

Tower Bancorp, Inc. and Subsidiary

Reconciliation of GAAP to Non-GAAP Measures

(Dollars in thousands, except share data and ratios)

(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Performance Ratios:
Return on average assets – GAAP	0.55%	0.03%	0.30%	0.29%	0.41%
Effect of Non-GAAP adjustments to net (loss) income	0.09%	0.14%	0.19%	0.11%	0.11%

Operating return on average assets – Non-GAAP	0.64%	0.17%	0.49%	0.40%	0.52%

Return on average equity – GAAP	5.51%	0.35%	2.86%	2.95%	3.77%
Effect of Non-GAAP adjustments to net (loss) income	0.97%	1.45%	1.74%	1.21%	1.02%

Operating return on average equity – Non-GAAP	6.48%	1.80%	4.60%	4.16%	4.79%

Return on average equity – GAAP	5.51%	0.35%	2.86%	2.95%	3.77%
Effect of goodwill and other intangible assets	1.19%	0.75%	0.71%	0.97%	0.84%

Return on average tangible equity – Non -GAAP	6.70%	1.10%	3.57%	3.92%	4.61%

Return on average tangible equity – Non -GAAP	6.70%	1.10%	3.57%	3.92%	4.61%
Effect of Non-GAAP adjustments to net (loss) income	1.07%	1.61%	1.92%	1.34%	-1.04%

Operating return on average tangible equity – Non-GAAP	7.77%	2.71%	5.49%	5.26%	3.57%

Efficiency ratio – GAAP	77.96%	92.81%	76.54%	85.45%	73.37%
Effect of Non-GAAP adjustments to net (loss) income	-2.12%	-3.08%	-4.71%	-2.60%	-2.83%

Operating efficiency ratio – Non-GAAP	75.84%	89.73%	71.83%	82.85%	70.54%

Non-interest expenses to average assets – GAAP	3.55%	4.15%	3.03%	3.86%	2.84%
Effect of Non-GAAP adjustments to net (loss) income	-0.14%	-0.21%	-0.26%	-0.18%	-0.15%

Operating non-interest expenses to average assets – Non-GAAP	3.41%	3.94%	2.77%	3.68%	2.69%

	June 30, 2011	March 31, 2011	December 31, 2010	June 30, 2010
Asset Quality Ratios
Allowance for loan loss to total loans – GAAP	0.59%	0.75%	0.64%	0.95%
Effect of Non-GAAP adjustment	0.90%	0.94%	1.02%	0.14%

Adjusted (non-GAAP) allowance for loan loss to total loans	1.49%	1.69%	1.66%	1.09%

Allowance for loan loss to non performing loans – GAAP	31.38%	38.17%	73.40%	93.51%
Effect of Non-GAAP adjustment	47.13%	48.44%	113.29%	13.48%

Adjusted (non-GAAP) allowance for loan loss to non-performing loans	78.51%	86.61%	186.69%	106.99%

	June 30, 2011	March 31, 2011	December 31, 2010	June 30, 2010
Capital Ratios:
Total equity to total assets – GAAP	10.16%	9.71%	9.34%	10.41%
Effect of intangible assets	-0.89%	-0.88%	-0.81%	-0.85%

Tangible common equity to tangible assets – Non-GAAP	9.27%	8.83%	8.53%	9.56%